AGREEMENT

THIS BUSINESS PLAN PURCHASE AGREEMENT is made effective the 1st day of May, 2001.

BETWEEN:

GREG CORCORAN
205-1072 Davie St.
Vancouver, BC
Canada
V6E 1M3

(hereinafter called "CORCORAN")

AND:

FOLIX TECHNOLOGIES, INC.
711 S. Carson Street
Suite #4
Carson City, NV
USA
89701

(hereinafter called "FOLIX")

WHEREAS:

  FOLIX wishes to enter the business of developing a Linux based technology products and services.
  CORCORAN is engaged in the business of developing and implementing high technology business plans and concepts.
  FOLIX considers it to be in the best interest to enter into a business plan purchase agreement with CORCORAN for his business plan which describes how to implement a Linux technology based business in the area of Linux application servers and thin clients.

NOW THEREFORE THIS AGREEMENT WITNESS THAT the parties mutually agree as follows:

1 ENGAGEMENT

Subject to the terms and conditions hereof, FOLIX hereby enters into a business plan purchase agreement with CORCORAN for his business plan which describes how to implement a Linux technology based business in the area of Linux application servers and thin clients.

Both parties obligations under this agreement shall commence on the day (the "Effective Date") following the day both parties execute this Agreement.

2 TERMS OF ASSET PURCHASE

2.1	CORCORAN will receive 4,000,000 shares of FOLIX's common stock which is valued at US $4,000.
2.2	FOLIX will receive the right to exclusively develop the business plan presented by CORCORAN with limitations defined in provision 2.3.
2.3	FOLIX commits to funding itself with the aid of its investors with a minimum of US$100,000 in which to develop the business plan provided by CORCORAN by December 31, 2004 or 180 days after FOLIX's SB-2 filing with the US Securities and Exchange Commission has been declared effective. In the case that FOLIX does not obtain the minimum financing in the specified time frames, FOLIX will forego its exclusive right to develop the business plan, CORCORAN will have the right to pursue the business plan with another entity besides FOLIX and CORCORAN will retain the right to keep the issued shares.
2.4	CORCORAN will provide FOLIX with full written documentation of the plan suitable for insertion into FOLIX's SB-2 filing with the US Securities and Exchange Commission.
2.5	This Agreement is amendable by either party in writing upon signed acceptance by both parties.
2.6	Any equity financing completed by FOLIX below US$ 0.20 per share shall result in FOLIX issuing shares ratably to CORCORAN to correct the dilutive effect to CORCORAN as if the financing took place at US$ 0.20 per share.
2.7	CORCORAN and FOLIX agree to binding arbitration via an Arbitration Council selected by CORCORAN if required for settlement of any disputes arising herein.

3 RELATIONSHIP OF THE PARTIES

3.1	This Agreement and the rights or benefits arising thereunder are assignable by either party.

4 NOTICES

4.1	Any notice, direction or other instrument required or permitted to be given under the provisions of the Agreement will be in writing and may be given by delivery of the same or by mailing the same by prepaid, registered or certified mail or by sending the same by fax or other similar form of communication, in each case addressed as follows:

If to FOLIX at:

FOLIX TECHNOLIGIES, INC.
711 S. Carson Street
Suite #4
Carson City, NV
USA 89701

If to CORCORAN at:

Greg Corcoran
205-1072 Davie St.
Vancouver, BC
Canada V6E 1M3
4.2	Any notice, direction or other instrument aforesaid, if delivered, will be deemed to have been given and received on the day it was delivered, and if mailed, will be deemed to have been given and received on the fifth business day following the day of mailing except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by fax or other similar form of electronic communication, be deemed to have given or received on the day it was so sent.
4.3	Any party at any time given to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein will be deemed to be the address of such party for the purposes of giving notice hereunder.

5 FURTHER ASSURANCES

5.1	Each party will at any time from time to time, upon request of the other, execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to evidence, carry our and give full effect to the terms, conditions, intent and meaning of this Agreement.

6 ENUREMENT

6.1	This Agreement shall enure to the benefit of and be binding on the parties to this Agreement and their respective successors and permitted assigns.

7 LAW

7.1	This Agreement shall be governed by and construed in accordance of the laws of the province of British Columbia, Canada, and the parties hereby irrevocably attorn to the courts of such province. All references to currencies herein are in US dollars.

IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized signatories as the day and year first above written.

FOLIX TECHNOLOGIES, INC. Per: /S/ G L Corcoran Greg Corcoran President	Greg Corcoran /S/ G L Corcoran Greg Corcoran